Exhibit 10.16
April 18, 2002



Mr. Andrew HeLal
Rancho Mirage
Suite 81
4250 S. Arville Street
Las Vegas, NV  89103

Dear Andrew:

Below is a letter of offer for employment at Choctaw Resort Development Enterprise.

   Position:   Chief Operating Officer/ Vice President Hospitality
               Operations effective April 30, 2002

   Salary:     Base annual salary of $200,000

   Relocation Allowance:  All reimbursements  will be consistent with the current Pearl River Policies and Procedures and requires approval of the President (see attached). Should the employee voluntarily terminate employment within the first year of assignment, the employee shall return to the Enterprise a pro-rated portion, as determined by the enterprise, of all monies received for relocation expenses.

  Benefits Package:  Hospitalization,  accidental death and dismemberment, weekly disability coverage, life insurance, deferred compensation plans and 401K retirement plans.

  Licensing: All employees are required to qualify for and maintain a current gaming license with the Choctaw Gaming Commission. Employee's failure to qualify for or maintain this license will be considered a voluntary termination of employment by employee.


 Additional Benefits: Eligibility to participate in our executive bonus system as a "Tier II"; based solely upon the recommendation of the President and approval by the Board of Directors. The funding for such a bonus pool is within the sole discretion of the Board of Directors of Choctaw Resort Development Enterprise and the ability of any employee to participate is not guaranteed.

 Employment at Will: Nothing contained in this letter or any other communication shall be construed to create an employment contract. Employee shall be employed at Pearl Rive Resort on an at will basis for an indefinite period; employment may be terminated at any time. Should employee be terminated without cause, employee shall receive 6 months salary as a severance package.

 Other Terms:   You   will  be   expected   to  carry   out  your   role  and
          responsibilities in accordance with our Pearl River Resort Mission Statement, Values and Personnel Handbook.


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We welcome you to the Pearl River Resort and to the Mississippi Band of Choctaw
Indians. If you have any questions or need my assistance in any way, please do not hesitate to call me.

Your signature in the space provided below indicates your acceptance to these terms.

Sincerely,


/s/ Jay Dorris
---------------
Jay Dorris
President

JD/cy



 /s/  Andrew Helal                                  April 18, 2002
 ----------------                                  --------------
Andrew HeLal                                                  Date:

Enclosures:   Gaming Application
                  Insurance
                  Relocation Expenses

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